Exhibit 99.1
Ellington Credit Company Announces Financial Results for the First Fiscal Quarter Ended June 30, 2026
OLD GREENWICH, Connecticut—August 12, 2026—Ellington Credit Company (NYSE: EARN) ("we") today reported financial results for the quarter ended June 30, 2026.
Highlights
•Net asset value (NAV) per share was $4.18 as of June 30, 2026, which includes the effects of distributions of $0.24 per share for the quarter.
•GAAP net income was $12.3 million, or $0.33 per share.
•Net investment income ("NII") was $6.1 million, or $0.16 per share.
◦Adjusted net investment income1 was $5.7 million, or $0.15 per share.
•CLO portfolio was $334.1 million as of June 30, 2026.
◦CLO debt investments—$154.1 million
◦CLO equity investments—$180.0 million
◦Purchased $64.8 million of CLO investments and sold $35.1 million, across 64 trades.
•Weighted average GAAP yield2 for the quarter, based on amortized cost, was 11.9% on the total CLO portfolio.
•Received $17.6 million in recurring cash distributions3 from the CLO portfolio, or $0.47 per share.
•Raised $2.6 million through the issuance4 of 579,416 common shares prices representing a 5% weighted average premium to NAV per share.
Management Commentary
"The second calendar quarter validated the actions we took in response to the first quarter market dislocation," said Laurence Penn, Chief Executive Officer and President. "The market selloff early in the year enhanced the CLO opportunity set, and we responded by rapidly deploying the proceeds from our March unsecured note offering while actively repositioning the portfolio. Although net investment income for the quarter did not yet fully reflect our expanded and repositioned portfolio, we generated a quarterly economic return of 8% (non-annualized), grew NAV per share, and enhanced our future earnings capacity.
"As market conditions stabilized during the quarter, we refined our portfolio to upgrade credit quality and improve long-term return potential. In mezzanine debt, we rotated out of lower-coupon, shorter-spread-duration positions trading near or above par and into higher-coupon, wider-spread investments with stronger underlying credit fundamentals. In CLO equity, we added longer-tenor, higher-cash-flow structures while reducing exposure to shorter-tenor positions with greater sensitivity to loan price volatility. We also benefited from several refinancings and resets of existing CLO equity positions, enhancing both near-term cash flows and long-term earnings power.
"Looking ahead, we believe that the market dynamics that emerged during the second quarter — including higher reinvestment yields, improving credit fundamentals, and a more constructive technical backdrop — continue to favor active portfolio management. We expect net investment income to grow as we deploy the excess liquidity held at quarter end, selectively increase leverage, and rotate the portfolio toward higher-yielding investments. Combined with our active trading capabilities, flexible balance sheet, and disciplined hedging strategy, EARN is well positioned to generate attractive risk-adjusted returns for our shareholders."
1 Adjusted net investment income is a non-GAAP financial measure. See "Reconciliation of Adjusted Net Investment Income to Net Investment Income" below for an explanation regarding the calculation of Adjusted net investment income.
2 Based on amortized cost; used in the calculation of interest income.
3 "Recurring cash distributions" primarily includes distributions received from our CLO investments but excludes cash received from CLO redemptions or sales during the quarter.
4 Issued pursuant to a committed equity financing agreement entered into on June 11, 2026.

Distributions
During and subsequent to the quarter ended June 30, 2026, our Board of Trustees declared the following distributions on our common shares.

Declaration Date	Record Date	Payment Date	Distribution Per Share
April 7, 2026	April 30, 2026	May 29, 2026	$0.08
May 7, 2026	May 29, 2026	June 30, 2026	0.08
June 8, 2026	June 30, 2026	July 31, 2026	0.08
July 8, 2026	July 31, 2026	August 31, 2026	0.08
August 10, 2026	August 31, 2026	September 30, 2026	0.08
Investment Portfolio
The following table summarizes the composition of the investment portfolio as of June 30, 2026.

(In thousands)	Amortized Cost	Fair Value	% of Total Investments
U.S. CLO debt	$129,170	$120,696	36.1%
European CLO debt	37,313	33,386	10.0%
Total CLO debt	166,483	154,082	46.1%
U.S. CLO equity	216,347	177,135	53.0%
European CLO equity	5,033	2,843	0.8%
Total CLO equity	221,380	179,978	53.8%
Total CLO debt and equity	387,863	334,060	99.9%
Other investments	404	418	0.1%
Total investments	$388,267	$334,478	100.0%
Credit Hedges
The following table summarizes our credit hedges, expressed in estimated notional equivalents(1) of the Markit CDX North American High Yield Index (the "Index"), as of June 30, 2026:

(In thousands)	Estimated Index Equivalents
Credit Hedges(2)	$(131,796)
(1)Notional equivalents are estimated based on historical price relationships between credit hedges (and/or their underlying components) and the Index, together with other factors. Our estimations of price relationships between instruments may change over time, and actual price relationships experienced may differ from those previously estimated.
(2)Corporate credit hedges may include CDS, ETFs, equities, total return swaps, and similar instruments referencing both single issuers and indices, as well as options, tranches, and other derivatives on such instruments.
Financing
The following table summarizes our outstanding borrowings as of June 30, 2026:

($ in thousands)	Outstanding Borrowing(1)
Reverse repurchase agreements	$151,935
Unsecured borrowings	54,000
Total outstanding debt	$205,935
(1)Represents outstanding principal amount of borrowing.

Results of Operations
The following table summarizes our operating results for the quarter ended June 30, 2026:

	Quarter Ended June 30, 2026
	U.S. CLO Debt	European CLO Debt	U.S. CLO Equity	European CLO Equity	Other(1)	Total	Total Per Share(2)
(In thousands, except share and per share amounts)
Interest income	$4,325	$936	$6,153	$26	$317	$11,757	$0.31
Other investment income	—	—	202	—	—	202	0.01
Total investment income	4,325	936	6,355	26	317	11,959	0.32
Interest expense	(932)	(134)	(790)	(1)	(1,148)	(3,005)	(0.08)
Other expenses	—	—	—	—	(2,867)	(2,867)	(0.08)
Net investment income	3,393	802	5,565	25	(3,698)	6,087	0.16
Net realized gain (loss) on investments	409	18	(551)	21	(39)	(142)	(0.00)
Change in net unrealized gain (loss) on investments	3,498	2,383	5,368	10	35	11,294	0.30
Credit and foreign currency hedges, and other activities					(4,920)	(4,920)	(0.13)
Net income (loss)	$7,300	$3,203	$10,382	$56	$(8,622)	$12,319	$0.33
Net income (loss) per share(2)	$0.19	$0.09	$0.28	$0.00	$(0.23)	$0.33
(1) Includes interest income and net realized and change in unrealized gains (losses) associated with corporate debt and equity investments. Also includes management fees, performance fees, change in unrealized gain (loss) on unsecured borrowings, and various other operating expenses.
(2) Based on weighted average shares outstanding of 37,628,975 shares for the quarter ended June 30, 2026.
The following table summarizes our operating results for the quarter ended March 31, 2026:

	Quarter Ended March 31, 2026
	U.S. CLO Debt	European CLO Debt	U.S. CLO Equity	European CLO Equity	Other(1)	Total	Total Per Share(2)
(In thousands, except share and per share amounts)
Interest income	$4,613	$1,015	$6,128	$26	$384	$12,166	$0.32
Other investment income	—	—	146	—	—	146	—
Total investment income	4,613	1,015	6,274	26	384	12,312	0.32
Interest expense	(1,078)	(193)	(996)	(17)	(13)	(2,297)	(0.06)
Debt issuance costs(3)	—	—	—	—	(2,250)	(2,250)	(0.06)
Other expenses	—	—	—	—	(2,698)	(2,698)	(0.07)
Net investment income	3,535	822	5,278	9	(4,577)	5,067	0.13
Net realized gain (loss) on investments	517	(71)	(63)	(386)	29	26	—
Change in net unrealized gain (loss) on investments	(8,890)	(3,586)	(24,730)	107	(26)	(37,125)	(0.99)
Credit and foreign currency hedges, and other activities					(238)	(238)	—
Net income (loss)	$(4,838)	$(2,835)	$(19,515)	$(270)	$(4,812)	$(32,270)	$(0.86)
Net income (loss) per share(2)	$(0.13)	$(0.07)	$(0.52)	$(0.01)	$(0.13)	$(0.86)
(1) Includes interest income and net realized and change in unrealized gains (losses) associated with corporate debt and equity investments. Also includes management fees, performance fees, and various other operating expenses.
(2) Based on weighted average shares outstanding of 37,572,206 shares for the quarter ended March 31, 2026.
(3) Includes $1.7 million of underwriters' fees related the issuance of the Senior Notes, for which we have elected the fair value option, and $0.6 million of professional fees and other expenses incurred in connection with such issuance.

CLO Performance
During the quarter ended June 30, 2026, the leveraged loan and broader corporate credit markets improved significantly. Easing geopolitical tensions, improving investor sentiment, and reduced default concerns in the software sector supported a sharp tightening in credit spreads. This, in turn, contributed to a meaningful increase in new issue supply across investment grade, high yield, and leveraged loan markets as borrowers sought to capitalize on improving market conditions to raise new financing. Despite weakness in June due to elevated loan issuance and quarter-end selling pressures, the Morningstar LSTA US Leveraged Loan Index rose by $0.33 during the quarter, while the European leveraged loan market generally outperformed the U.S. market, driven in part by more limited new-issue supply.
Improving loan market conditions supported strong performance across both mezzanine debt and CLO equity during the quarter. At quarter-end, the balance of loans in CLOs trading below $80 (a common proxy for distress) had declined by nearly a full percentage point to 5.4%. The recovery in several stressed credits reduced some concerns around future collateral losses, while refinancings of shorter-term loans trading at discounts to par further strengthened the overall credit quality of many underlying loan portfolios. Meanwhile, slowing repricing activity, particularly among premium-priced loans, moderated the compression of excess spreads, alleviating a recent headwind for CLO equity. Increased primary loan issuance also created attractive opportunities for CLO managers to reinvest principal proceeds into new, wider-spread loans, supporting future cash flows and long-term earnings power. Together, these developments created a favorable environment for CLO equity and lower-quality seasoned mezzanine debt. Higher-quality mezzanine tranches, already trading near par, offered more limited upside.
Our investment portfolio generated excellent results for the quarter, driven by net investment income as well as net realized and unrealized gains across U.S. equity and U.S. and European mezzanine investments. We also benefited from trading gains on mezzanine debt, and gains from the call of discounted mezzanine debt positions. Net losses on our credit hedges partially offset these gains. At June 30, 2026, our CLO portfolio had a fair value of $334.1 million and a weighted average projected yield of 16.6% (based on fair value), and we held cash and cash equivalents of $23.5 million.
Net Asset Value Summary
The following table summarizes our assets and liabilities as of June 30, 2026:

(In thousands, except share and per share amounts)	June 30, 2026
Assets
Investments, at fair value	$334,478
Cash and cash equivalents	23,469
Other assets	24,595
Total assets	382,542
Liabilities
Reverse repurchase agreements	151,935
Unsecured borrowings, at fair value	53,830
Other liabilities	17,065
Total liabilities	222,830
Net asset value	$159,712
Common shares outstanding	38,171,182
Net asset value per common share	$4.18
About Ellington Credit Company
Ellington Credit Company (the "Fund") is a non-diversified closed-end fund that seeks to provide attractive current cash flow and risk-adjusted total returns by investing primarily in corporate collateralized loan obligations ("CLOs"), with a focus on mezzanine debt and equity tranches. The Fund is externally managed and advised by an affiliate of Ellington Management Group, L.L.C., a leading fixed-income investment manager founded in 1994. The Fund benefits from Ellington’s extensive experience and deep expertise in portfolio management, credit analysis, and risk management.

Conference Call
We will host a conference call at 11:00 a.m. Eastern Time on Thursday, August 13, 2026 to discuss our financial results for the quarter ended June 30, 2026. To participate in the event by telephone, please dial (800) 343-4849 at least 10 minutes prior to the start time and reference the conference ID: EARNQ127. International callers should dial (203) 518-9848 and reference the same conference ID. The conference call will also be webcast live over the Internet and can be accessed via the "For Investors" section of our web site at www.ellingtoncredit.com. To listen to the live webcast, please visit www.ellingtoncredit.com at least 15 minutes prior to the start of the call to register, download, and install necessary audio software. In connection with the release of these financial results, we also posted an investor presentation, that will accompany the conference call, on our website at www.ellingtoncredit.com under "For Investors—Presentations."
A dial-in replay of the conference call will be available on Thursday, August 13, 2026, at approximately 2:00 p.m. Eastern Time through Thursday, August 20, 2026 at approximately 11:59 p.m. Eastern Time. To access this replay, please dial (800) 727-5306. International callers should dial (402) 220-2670. A replay of the conference call will also be archived on our web site at www.ellingtoncredit.com.
Cautionary Statement Regarding Forward-Looking Statements
This release may contain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical in nature and can be identified by words such as "anticipate," "estimate," "will," "should," "may," "expect," "project," "believe," "intend," "seek," "plan" and similar expressions or their negative forms, or by references to strategy, plans, or intentions. Forward-looking statements are based on our beliefs, assumptions and expectations of our future operations, business strategies, performance, financial condition, liquidity and prospects, taking into account information currently available to us. These beliefs, assumptions, and expectations are subject to numerous risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, results of operations and strategies may vary materially from those expressed or implied in our forward-looking statements. The following factors are examples of those that could cause actual results to vary from those stated or implied by our forward-looking statements: changes in interest rates and the market value of our investments, market volatility, changes in the default rates on corporate loans, our ability to borrow to finance our assets, changes in government regulations affecting our business, a deterioration in the market for collateralized loan obligations, our ability to adapt to the new regulatory regime associated with our conversion to a closed-end fund/RIC, potential business disruption related to our conversion to a closed-end fund/RIC, ability to achieve the anticipated benefits of our conversion to a closed-end fund/RIC, and other changes in market conditions and economic trends, such as changes to fiscal or monetary policy, heightened inflation, increased tariffs, slower growth or recession, and currency fluctuations. Furthermore, as stated above, forward-looking statements are subject to numerous risks and uncertainties, including, among other things, those described under the heading “Risk Factors” in our Registration Statement on Form N-2, which can be accessed through the link to our SEC filings under "For Investors" on our website (at www.ellingtoncredit.com) or at the SEC's website (www.sec.gov). Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected or implied may be described from time to time in reports we file with the SEC, and is not possible for us to predict or identify them all. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
This release and the information contained herein do not constitute an offer of any securities or solicitation of an offer to purchase securities.

Reconciliation of Adjusted Net Investment Income to Net Investment Income
We calculate Adjusted Net Investment Income as net investment income adjusted for: (i) non-recurring expenses; (ii) non-capitalized transaction costs, (iii) net realized and change in net appreciation (depreciation) associated with periodic settlements on interest rate swaps, and (iv) interest and dividend income (expense) net of transaction fees associated with the referenced assets on total return swaps. Adjusted Net Investment Income is a supplemental non-GAAP financial measure. We believe that the presentation of Adjusted Net Investment Income provides information useful to investors, because: (i) we believe that it is a useful indicator of both current and projected long-term financial performance, in that it excludes the impact of certain expenses and non-capitalized transaction costs that we believe are less useful in forecasting long-term performance and distribution-paying ability; and (ii) we believe that realized and accrued periodic settlements on interest rates swaps and interest and dividend income (expense) net of transaction fees on total return swaps are similar to net investment income and are more appropriately classified as recurring.
Our calculation of Adjusted Net Investment Income may differ from the calculation of similarly titled non-GAAP financial measures by our peers, with the result that these non-GAAP financial measures might not be directly comparable. In addition, because Adjusted Net Investment Income is an incomplete measure of our financial results and differs from net investment income computed in accordance with U.S. GAAP, it should be considered supplementary to, and not as a substitute for, net investment income computed in accordance with U.S. GAAP.
In setting our distributions, our Board of Trustees considers our earnings, liquidity, financial condition, distribution requirements, and financial covenants, along with other factors that our Board of Trustees may deem relevant from time to time.
The following table reconciles, for the quarters ended June 30, 2026 and March 31, 2026, our Adjusted Net Investment Income to the line on our Consolidated Statement of Operations entitled Net Investment Income, which we believe is the most directly comparable U.S. GAAP measure:

(In thousands except share amounts and per share amounts)	Quarter Ended June 30, 2026	Quarter Ended March 31, 2026
Net Investment Income	$6,087	$5,067
Adjustments:
Less: Non-capitalized transaction costs and non-recurring expenses(1)	—	(2,250)
Plus: Net realized and change in net appreciation (depreciation) on periodic settlements of interest rate swaps and net interest and dividend income (expense) on total return swaps	$(359)	$(5)
Adjusted Net Investment Income	$5,728	$7,312
Weighted Average Shares Outstanding	37,628,975	37,572,206
Adjusted Net Investment Income Per Share	$0.15	$0.19
(1)For the quarter ended March 31, 2026, includes $1.7 million of underwriters' fees related to the issuance of the Senior Notes, for which we have elected the fair value option, and $0.6 million of professional fees and other expenses incurred in connection with such issuance.